                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                             Commission Only (as Permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to
     (S)240.14a-11(c) or (S)240.14a-12


                            SYNTROLEUM CORPORATION
   ------------------------------------------------------------------------
                Name of Registrant as Specified In Its Charter


                            SYNTROLEUM CORPORATION
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Notes:

                         [SYNTROLEUM LOGO APPEARS HERE]


April 16, 2001

To Our Stockholders:

   You are cordially invited to attend the 2001 annual meeting of stockholders of Syntroleum Corporation. On the following pages you will find a proxy statement that provides detailed information concerning the annual meeting, including the following matters to be acted upon at the meeting:

  . the election of three directors to serve three-year terms;

  . a proposal to approve an amendment of our 1993 Stock Option and Incentive
    Plan to, among other things, increase the number of shares authorized for issuance under the plan from 2,579,800 to 5,000,000; and

  . a proposal to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 2001.

   The record date for determining stockholders entitled to notice of and to vote at the annual meeting is April 9, 2001. The date, time and place of the annual meeting are:

                                  May 17, 2001
                             10:00 a.m. local time
                  International Center at International Plaza
                               1350 South Boulder
                                Tulsa, Oklahoma

   A copy of our 2000 annual report to stockholders is enclosed.

   I hope you will be able to attend the annual meeting in person. Whether or not you plan to attend, please be sure to date, sign and return the proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                                          Sincerely,
                                          /s/ KENNETH L. AGEE
                                          Kenneth L. Agee
                                          Chief Executive Officer
                                          and Chairman of the Board

                             SYNTROLEUM CORPORATION
                               1350 South Boulder
                                   Suite 1100
                           Tulsa, Oklahoma 74119-3295

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 17, 2001
To the Stockholders:

   The 2001 annual meeting of stockholders of Syntroleum Corporation will be held at the International Center at International Plaza, 1350 South Boulder, Tulsa, Oklahoma, on May 17, 2001, at 10:00 a.m. local time. At the annual meeting, the following will be voted upon:

  (1) A proposal to reelect the three Class B directors as members of the board of directors of Syntroleum to serve until the 2004 annual meeting of stockholders or until their respective successors have been duly elected and qualified (Proposal 1);

  (2) A proposal to approve an amendment of Syntroleum's 1993 Stock Option and Incentive Plan to, among other things, increase the number of shares authorized for issuance under the plan from 2,579,800 to 5,000,000 (Proposal 2);

  (3) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of Syntroleum for the year ending December 31, 2001 (Proposal 3); and

  (4) Such other business as may properly come before the meeting or any adjournment of the meeting.

   These matters are described more fully in the accompanying proxy statement.

   Only stockholders of record at the close of business on April 9, 2001, are entitled to notice of and to vote at the annual meeting.

   Your vote is important -- as is the vote of every stockholder -- and the board of directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting. It is important that your shares be represented at the meeting by your signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person.

   You may revoke your proxy at any time by following the procedures set forth in the accompanying proxy statement.

                                          By Order of the Board of Directors,
                                          /s/ ERIC GRIMSHAW
                                          Eric Grimshaw
                                          Secretary

April 16, 2001

                             SYNTROLEUM CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by our board of directors for use at our 2001 annual meeting of stockholders to be held at the time and place set forth in the accompanying notice. This proxy statement and accompanying proxies are initially being mailed to our stockholders on or about April 19, 2001. As used in this Proxy Statement, the terms "we," "our" or "us" mean Syntroleum Corporation, a Delaware corporation, unless the context indicates otherwise.

                              GENERAL INFORMATION

Voting

   Only stockholders of record at the close of business on April 9, 2001 are entitled to notice of, and to vote at, the annual meeting. As of such date, 33,157,834 shares of common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of stockholders at the meeting. No other class of stock with voting rights is outstanding. Cumulative voting is not allowed in the election of directors.

   Stockholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the specification made on the proxy. Proxies submitted without specification will be voted (except to the extent that authority to vote has been withheld) (1) FOR Proposal 1 to elect the nominees for director proposed by the board of directors, (2) FOR Proposal 2 to approve an amendment of our 1993 Stock Option and Incentive Plan to, among other things, increase the number of shares authorized for issuance under the plan from 2,579,800 to 5,000,000; and (3) FOR Proposal 3 to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 2001. In connection with any other business that may properly come before the meeting, proxies will be voted in the discretion of the persons named in the proxy, except that proxies voted against the proposal to reelect each of the three nominees as directors will not be voted in favor of any adjournment of the annual meeting for the purpose of soliciting additional proxies. The persons named as proxies were designated by the board of directors and are officers.

Quorum

   The holders of a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker "non-votes" will be counted as present for purposes of determining whether there is a quorum at the annual meeting. The term broker "non-votes" refers to shares held by brokers and other nominees or fiduciaries that are present at the annual meeting but are not voted on a particular matter because those persons are precluded from exercising their voting authority because of the matter's "non-routine" nature.

Matters to be Voted Upon

   At the annual meeting, the following matters will be voted upon:

  (1) A proposal to reelect three Class B directors as members of our board of directors to serve until the 2004 annual meeting of stockholders or until their respective successors have been duly elected and qualified (Proposal 1);

  (2) A proposal to approve an amendment of our 1993 Stock Option and Incentive Plan to, among other things, increase the number of shares authorized for issuance under the plan from 2,579,800 to 5,000,000 (Proposal 2);

  (3) A proposal to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 2001 (Proposal 3); and

  (4) Such other business as may properly come before the meeting or any adjournment of the meeting.

   We know of no other matters that are likely to be brought before the annual meeting.

Votes Required

   Proposal 1 -- Election of Directors. In accordance with our bylaws, the directors will be elected by a plurality of the votes cast at the annual meeting. Accordingly, abstentions and broker "non-votes" marked on proxy cards will not be included in the tabulation of the votes cast.

   Proposal 2 -- Approval of Amendment of 1993 Stock Option and Incentive Plan. In accordance with our bylaws, the approval of the proposal to amend our 1993 Stock Option and Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter. Accordingly, abstentions will have the effect of a vote against the proposal. Broker "non-votes" will be treated as not present and entitled to vote and will therefore not be included in determining the percentage of shares voting in favor of the proposal.

   Proposal 3 -- Ratification of Appointment of Independent Public Accountants. In accordance with our bylaws, the approval of the proposal to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the year ending December 31, 2001 requires the affirmative vote of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter. Accordingly, abstentions will have the effect of a vote against the proposal. Broker "non-votes" will be treated as not present and entitled to vote and will therefore not be included in determining the percentage of shares voting in favor of the proposal.

Revoking a Proxy

   Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by (1) duly executing and delivering to our corporate secretary a proxy bearing a later date, (2) filing with our corporate secretary a written notice of revocation or (3) voting in person at the meeting. The mailing address of our executive office is 1350 South Boulder, Suite 1100, Tulsa, Oklahoma 74119-3295. A stockholder's presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

Solicitation

   Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of our common stock. We may engage third parties to assist in the solicitation of proxies, and in that event would incur additional costs.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   Our certificate of incorporation divides the board of directors into three classes, with each class serving three-year terms. The members of each class serve until the annual meeting of stockholders in the third year following their election, with one class being elected each year.

   The persons named in the accompanying proxy intend to vote such proxy in favor of the election of the nominees named below, who are currently directors, unless authority to vote for the director is withheld in the proxy. Although the board of directors has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors, unless contrary instructions are given in the proxy.

Nominees -- Class B Directors

   Set forth below is certain information with respect to each nominee for election as a director. Unless otherwise noted, each of our directors has served as a director of our company since the closing of the merger of Syntroleum Corporation and SLH Corporation on August 7, 1998 and, before the merger, as a director of our predecessor company, Syntroleum Corporation, an Oklahoma corporation. References to positions held with us before the date of the merger refer to positions held with Syntroleum.

                        Name and Business Experience                         Age
                        ----------------------------                         ---
Kenneth L. Agee ............................................................  44

Mr. Agee is our Chief Executive Officer and Chairman of the Board. Mr. Agee founded our company in 1984 and initially served as President and a director. He became Chief Executive Officer in February 1996 and Chairman of the Board in November 1995. He is a graduate of Oklahoma State University with a degree in Chemical Engineering and is a licensed Professional Engineer in the State of Oklahoma. In addition, he has over 15 years of experience in the energy industry and is listed as inventor on several United States and foreign patents and several pending patent applications, all of which have been assigned to us by Mr. Agee.

P. Anthony Jacobs...........................................................  59

Mr. Jacobs has served as a director since December 1996. Mr. Jacobs also served as the Chairman of the Board of SLH Corporation from December 1996 through the closing date of the merger of Syntroleum Corporation and SLH Corporation. Mr. Jacobs served as President and Chief Executive Officer of Lab Holdings, Inc., a company principally engaged in the laboratory testing business, a position he held from September 1997 until August of 1999 when the company merged with Lab One, Inc. From 1990 to 1993, he served as Executive Vice President and Chief Operating Officer of Lab Holdings, and from May 1993 to September 1997, he served as President and Chief Operating Officer of Lab Holdings. Mr. Jacobs also serves on the board of directors for Trenwick Group, Inc. and Response Oncology, Inc. Mr. Jacobs holds an M.B.A. from the University of Kansas and also is a Chartered Financial Analyst.

James R. Seward ............................................................  48

Mr. Seward has served as a director since December 1988. Mr. Seward also served as the President, Chief Executive Officer and director of SLH Corporation from February 1997 through the closing date of the merger of Syntroleum Corporation and SLH Corporation. From 1990 to September 1997, Mr. Seward served as Chief Financial Officer and a director of Lab Holdings. From 1990 to May 1993, he served as Senior Vice President of Lab Holdings, and from May 1993 to September 1997, he served as Executive Vice President. He also serves as a director of Response Oncology, Inc., Lab One, Inc. and Concorde Career Colleges. Mr. Seward holds an M.B.A. in Finance and a M.P.A. from the University of Kansas and is also a Chartered Financial Analyst.

Continuing Directors

   Set forth below is comparable information for those directors whose terms will expire in 2002 and 2003. Unless otherwise noted, each of such directors has served as a director since August 7, 1998, the closing date of the merger of Syntroleum Corporation and SLH Corporation, and as a director prior to the merger.

2002 -- Class C Directors:

                        Name and Business Experience                         Age
                        ----------------------------                         ---
Alvin R. Albe, Jr...........................................................  47

Mr. Albe became a director in December 1988. Mr. Albe is currently Executive Vice President of the TCW Group, Inc., a capital management firm. Prior to joining TCW in 1991, Mr. Albe was President of Oakmont Corporation, a Los Angeles based company which provides asset management and administrative services to high net worth individuals and their families. Mr. Albe was associated with Oakmont from 1982 to 1991. Before that, he was Manager of Accounting at McMoRan Oil and Gas Co., and a Certified Public Accountant with Arthur Andersen & Co. in New Orleans. Mr. Albe graduated from the University of New Orleans with a B.S. in Accounting in 1971.

Robert A. Day ..............................................................  57

Mr. Day became a director in March 2000. He is currently Chairman of the Board and Chief Executive Officer of Trust Company of the West, an investment management company, and Chairman and President of W.M. Keck Foundation, a philanthropic organization. Mr. Day also serves on the board of directors of Fisher Scientific International, Inc., Freeport-McMoRan, Inc., McMoRan Exploration Company and Freeport-McMoRan Copper & Gold, Inc. Mr. Day holds a B.S. in Economics from Claremont McKenna College.

J. Edward Sheridan .........................................................  66

Mr. Sheridan became a director in November 1995. In 1985, Mr. Sheridan founded and since that time has served as President of Sheridan Management Corporation, a company whose purpose is to provide support services to businesses in industries with global markets for their products and services. From 1973 to 1975, he was Chief Financial Officer at Fairchild Industries, and from 1975 to 1985, he was Chief Financial Officer at AMF, Inc. Mr. Sheridan is also a director of Bitwise Design, Inc. Mr. Sheridan holds an M.B.A. from Harvard University with an emphasis on Finance and International Operations and a B.A. from Dartmouth College.

2003 -- Class A Directors:

Mark A. Agee ...............................................................  48

Mr. Agee is our President, Chief Operating Officer and a director. Mr. Agee joined our company in 1994 as Vice President of Finance and became President and Chief Operating Officer in February 1996. He has served as a director since March 1985. From 1989 to May 1993, he served as President, Chief Executive Officer and director of Convergent Communications, a company which he founded in 1989 and sold in 1993. From 1981 to 1989, he served as President, Chief Executive Officer and a director of XETA Corp., a computer company which he founded in 1981 and which became public in 1987. He holds a Bachelor's degree in Chemical Engineering from the University of Tulsa and is a licensed Professional Engineer in the State of Oklahoma.

Frank M. Bumstead ..........................................................  59

Mr. Bumstead became a director in May 1993. He has served as the President of Flood, Bumstead, McCready & McCarthy, Inc., a financial and business management firm, since 1990. Mr. Bumstead has served as Vice Chairman of the Board of Response Oncology, Inc., a health care services firm, since 1986. He has served as a director of First Union National Bank of Tennessee since 1996. Mr. Bumstead has also served as a director of American Retirement Corp. and as a director of Imprint Records, Inc. since 1995 and as a director of TBA Entertainment, Inc. since 1994.

                        Name and Business Experience                         Age
                        ----------------------------                         ---
Robert B. Rosene, Jr. ......................................................  47

Mr. Rosene became a director in March 1985. Mr. Rosene is President of Seminole Energy Services, L.L.C., a natural gas consulting and marketing company. From 1984 to August 1998, he was Vice President of Boyd Rosene and Associates, Inc., a natural gas consulting and marketing firm which he co-founded. From 1976 to 1984, he was employed with Transok Pipeline Company, where he served in various positions, including Manager of Rates and Contract Administration and director of Gas Acquisitions. In 1987, Mr. Rosene co-founded MBR Resources, an oil and gas production company with operations in Arkansas, New Mexico, Oklahoma and Texas. Mr. Rosene holds a B.A. in Accounting from Oklahoma Baptist University.

   There are no family relationships, of first cousin or closer, among our directors and executive officers, by blood, marriage or adoption, except that Mr. Kenneth L. Agee and Mr. Mark A. Agee are brothers.

Board Compensation

   During 2000, the board of directors held a total of four meetings and took action by unanimous written consent on nine occasions. Each member of the board of directors attended all of the board meetings and meetings of any committee on which he served.

   We do not pay our outside directors a cash retainer. All directors are reimbursed for their travel and other expenses involved in attendance at board and committee meetings. Directors who are employees are not paid any fees or additional remuneration for services as members of the board of directors or any committee.

   Nonemployee directors are participants in our Stock Option Plan for Outside Directors. Under this plan, each nonemployee director is granted, on January 1 of each year, an option to purchase a number of shares of our common stock determined by dividing $18,000 by the fair market value of our common stock on that date. Except for the initial grant of options to an outside director under the plan, which is 100% vested, the vesting of options granted is based on the percentage of total board meetings attended by a director during the preceding year. The exercise price per share of each option equals the fair market value of a share of our common stock on the date the option is granted.

Board Committees

   The board of directors has two standing committees: the audit committee and the nominating and compensation committee.

 Audit Committee

   The audit committee is comprised of Messrs. Albe, Bumstead, Rosene, Seward and Sheridan. The committee met four times during 2000. The committee recommends to the board of directors independent public accountants as auditors and reviews, to the extent it deems appropriate, the scope, plan and findings of the annual audit and internal audits, recommendations of the independent public accountants, the adequacy of internal accounting controls and audit procedures, our audited financial statements, non-audit services performed by the independent public accountants and fees paid to the independent public accountants for audit and non-audit services. The Board of Directors has adopted a written charter for the audit committee, which is attached as Annex A to this proxy statement.

   The Nasdaq rules restrict directors that have relationships with the company that may interfere with the exercise of their independence from management and the company from serving on the audit committee. For example, the rules prohibit a director from serving on the audit committee if such director was employed by the company or any of its affiliates during any of the past three years or accepted any compensation from the company or its affiliates in excess of $60,000 during the previous fiscal year. Mr. Seward served as our

President and Chief Executive Officer from February 1997 through the closing date of the merger of Syntroleum Corporation and SLH Corporation in August 1998. In addition, he is the sole member of Seward & Company, L.L.C., a management consultant company that we engaged after the merger. We paid Seward & Company, L.L.C. approximately $72,000 in 2000 for consulting services rendered.

   The Nasdaq rules provide that a director with a restricted relationship may, under certain circumstances, be appointed to the audit committee if the company's board of directors determines that such director's membership on the committee is required by the best interests of the company and its shareholders. Accordingly, the board has determined that, in light of Mr. Seward's significant financial experience and expertise, his membership on the audit committee is required by the best interests of our company and our stockholders. We believe that the other members of the audit committee have no relationships that may interfere with the exercise of their independence from management and the company.

 Nominating and Compensation Committee

   The nominating and compensation committee is comprised of Messrs. Albe, Jacobs, Rosene and Seward. The committee met one time during fiscal year 2000 and took action by unanimous written consent on eight occasions. The committee establishes and reports to the full board with respect to compensation plans under which officers and directors are eligible to participate, as well as the salary for the chief executive officer and other executive officers. The committee administers our 1993 Stock Option and Incentive Plan and 1997 Stock Incentive Plan, and reviews our compensation program on a regular basis. The committee also recommends policies concerning director compensation to the board of directors.

   The nominating and compensation committee will consider nominees for director recommended by our shareholders. Please submit your recommendation in writing along with a resume of the nominee's qualifications and business experience and a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director. Submit nominations to Eric Grimshaw, Secretary, Syntroleum Corporation, 1350 South Boulder, Suite 1100, Tulsa, Oklahoma 74119-3295.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth the number of shares of our common stock beneficially owned as of March 31, 2001, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" in this proxy statement, (3) all directors and executive officers as a group and (4) all persons known by us to be the beneficial owners of at least 5% of the outstanding common stock.

                                                                    Percentage
                      Name (1)(2)                          Shares    of Class
                      -----------                        ---------- ----------
Kenneth L. Agee(3)......................................  4,940,020    14.9%
Mark A. Agee(4).........................................  1,466,004     4.4%
Randall M. Thompson.....................................    240,291       *
Larry J. Weick(5).......................................    339,476     1.0%
Paul F. Schubert........................................     21,001       *
Alvin R. Albe, Jr.......................................     73,209       *
Frank M. Bumstead.......................................     81,567       *
Robert A. Day...........................................  3,240,166     9.8%
P. Anthony Jacobs(6)....................................    422,188     1.3%
Robert B. Rosene, Jr.(7)................................    180,540       *
James R. Seward(8)......................................    427,992     1.3%
J. Edward Sheridan......................................     34,985       *
All directors and executive officers as a group (16
 persons)............................................... 11,673,313    35.2%
William D. Grant(9).....................................  2,265,368     6.8%

--------
*  Represents ownership of less than 1%.
(1) Except as otherwise noted and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Syntroleum Corporation, 1350 South Boulder, Suite 1100, Tulsa, Oklahoma 74119-3295.
(2) Shares of common stock subject to options that are exercisable within 60 days of the date of this proxy statement are deemed outstanding for purposes of determining the beneficial ownership and computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Accordingly, the following shares of common stock subject to stock options are included in the table: Kenneth L. Agee--55,581; Mark A. Agee--45,798; Randall M. Thompson--179,859; Larry J. Weick--71,596; Paul F. Schubert-- 21,001; Alvin R. Albe, Jr.--8,009; Frank M. Bumstead--8,009; Robert A. Day--905; P. Anthony Jacobs--203,009; Robert B. Rosene, Jr.--8,009; James
    R. Seward--178,009; J. Edward Sheridan--8,009; all directors and executive officers as a group--993,548; and William D. Grant--97,200.
(3) Includes 58,044 shares of common stock owned by Mr. Kenneth L. Agee's children.
(4) Includes 38,696 shares of common stock owned by Mr. Mark A. Agee's children, as to which Mr. Mark A. Agee disclaims beneficial ownership.
(5) Includes 4,200 shares of common stock held by Mr. Weick as custodian for his daughters, as to which he disclaims beneficial ownership.
(6) Includes 1,500 shares of common stock held by Mr. Jacobs' wife, as to which he disclaims beneficial ownership.
(7) Includes 10,800 shares of common stock owned by trusts the beneficiaries of which are Mr. Rosene's children, as to which Mr. Rosene disclaims beneficial ownership.
(8) Includes 2,250 shares of common stock held in a family trust for which Mr. Seward serves as a co-trustee with his mother (and in that capacity shares voting and investment powers).

(9) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 22, 2001 by Mr. Grant. According to the filing, Mr. Grant has sole voting and sole dispositive power over 1,380,908 of these shares and has shared voting and shared dispositive power over 884,460 of these shares. Mr. Grant's address is One Ward Parkway, Suite 130, Kansas City, Missouri 64112.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and owners of 10% or more of our common stock to file with the SEC and the NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers and 10% or more shareholders during the fiscal year ended December 31, 2000 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

   The following tables show the compensation for our chief executive officer and each of our other four most highly compensated executive officers serving as such on December 31, 2000. The information shown below includes compensation received while such persons were employees of our predecessor company prior to the merger of Syntroleum Corporation and SLH Corporation in 1998.

                           Summary Compensation Table

                                                       Annual        Long Term
                                                  Compensation(1)   Compensation
                                                 ------------------ ------------
                                                                     Securities
                                                  Salary             Underlying
      Name and Principal Position        Year      ($)    Bonus ($) Options (2)
      ---------------------------        ----    -------- --------- ------------
Kenneth L. Agee......................... 2000    $230,000       --     25,000
 Chairman of the Board and               1999     229,000       --     35,000
 Chief Executive Officer                 1998     225,000       --     32,247

Mark A. Agee............................ 2000    $205,000       --     25,000
 Director, President and Chief           1999     203,000       --     30,000
 Operating Officer                       1998     200,000       --     25,798

Randall M. Thompson..................... 2000    $175,000       --    200,000
 Vice President and                      1999     170,000       --    180,000
 Chief Financial Officer                 1998     170,008  $50,000     32,247

Larry J. Weick.......................... 2000    $183,333  $35,000    100,000
 Vice President of Licensing and         1999     170,200       --     30,000
 Business Development                    1998     170,000       --     25,798

Paul F. Schubert........................ 2000    $154,167       --     60,000
 Vice President of Research              1999     130,000       --     25,000
 and Development                         1998(3)   76,013  $10,000     50,000

--------
(1) The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for the named executive officers during the fiscal year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2) The options reflect adjustments made for the merger of Syntroleum Corporation and SLH Corporation in 1998.
(3) Mr. Schubert joined our company in May 1998.

   The following table provides information concerning grants of stock options made to the named executive officers during 2000.

                     Option/SAR Grants in Last Fiscal Year

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                         Appreciation for
                                       Individual Grants                  Option Term(2)
                         --------------------------------------------- ---------------------
                                    % of Total
                         Number of   Options
                         Securities Granted to
                         Underlying Employees  Exercise or
                          Options   in Fiscal   Base Price  Expiration
          Name            Granted      Year    ($/Share)(1)    Date      5% ($)    10% ($)
          ----           ---------- ---------- ------------ ---------- ---------- ----------
Kenneth L. Agee.........   25,000      2.62       18.012     10/23/05      72,178    209,003
Mark A. Agee............   25,000      2.62       16.375     10/23/10     257,454    652,438
Randall M. Thompson.....  200,000     20.97       16.375     10/23/10   2,059,630  5,219,507
Larry J. Weick..........  100,000     10.48       16.375     10/23/10   1,029,815  2,609,753
Paul F. Schubert........   60,000      6.29       16.375     10/23/10     617,889  1,565,852

--------
(1) The exercise price of the options granted is equal to the market value of the common stock on the date of grant, except in the case of Kenneth L. Agee where the exercise price of the options granted to Mr. Agee is equal to 110% of the market value of the common stock on the date of the grant.
(2) Potential realizable value of each grant assumes that the market prices of the underlying security appreciates at annualized rates of 5% and 10% over the term of the award. These rates are specified by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

   The following table provides information concerning each stock option exercised during 2000 by each of the named executive officers and the value of unexercised options held by such officers at the end of 2000.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                 Number of Securities            Value of Unexercised
                                                Underlying Unexercised          In-the-Money Options at
                           Shares     Value   Options at Fiscal Year-End        Fiscal Year-End ($)(2)
                         Acquired on Realized ------------------------------   -------------------------
          Name           Exercise(#)  ($)(1)  Exercisable     Unexercisable    Exercisable Unexercisable
          ----           ----------- -------- -------------   --------------   ----------- -------------
Kenneth L. Agee.........        0          0           33,165           59,082    110,020      220,030
Mark A. Agee............        0          0           27,199           53,599    101,200      218,025
Randall M. Thompson.....        0          0          152,443          330,748  1,405,330    1,339,390
Larry J. Weick..........        0          0           52,997          128,599    391,428      264,900
Paul F. Schubert........    9,800    124,437           31,868           93,332    121,634      272,555

--------
(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares underlying the options.
(2) Based on the closing price of the common stock of $17.00 on December 29, 2000, the last trading day of 2000.

Board Compensation Committee Report on Executive Compensation

   Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving our short- and long-term strategic goals. The compensation programs are designed to link each executive's compensation directly to individual and company performance.

   There are three basic components to our compensation system:

  . base pay,

  . cash bonuses, and

  . long-term equity-based incentive compensation.

   We address each of these components within the context of individual and company performance and competitive conditions. In determining competitive compensation levels, we consider data that includes information regarding other companies engaged in the development of new technologies, including energy companies engaged in technology development. Some, but not all of these companies, are engaged in the development of gas-to-liquids technologies. In determining executive compensation, the compensation committee does not compare our financial and operating performance with that of the companies and indices shown in the Performance Graph.

   The compensation committee determines bonuses and stock option awards and changes in remuneration to our executive officers. Bonuses and grants or awards of stock options are individually determined and administered by the compensation committee. The compensation committee takes into account our financial position, including the need to conserve cash resources in order to satisfy anticipated capital and operating expenses, in determining executive compensation and places more emphasis on stock-based compensation as a result. The chief executive and chief operating officers work with the compensation committee in the design of the plans and make recommendations to the compensation committee regarding the salaries and bonuses of executive officers that report directly to them as well as the salaries and bonuses and the award of options to other employees.

 Base Pay

   Base pay is designed to be competitive with salary levels for comparable executive positions at other companies engaged in the development of new technologies. The compensation committee reviews such comparable salary information as one factor to be considered in determining the base pay for our executive officers. The compensation committee also considers other factors, including that officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance (measured against strategic business objectives such as achieving commercial application of our gas-to-liquids technology and continued development of improvements to that technology designed to improve performance and reduce capital costs). The compensation committee also considers internal pay equity among the executive officers and employees generally. The types and relative importance of the strategic business objectives and financial objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible. Our philosophy and practice is to place a significant emphasis on the incentive component of compensation. The compensation committee reviews base salaries annually. In the fourth quarter of 2000, the annual base salaries for Messrs. Kenneth L. Agee, Mark A. Agee, Randall M. Thompson, Larry J. Weick and Paul F. Schubert were increased to $255,000, $230,000, $200,000, $200,000 and $175,000, respectively.

 Cash Bonuses

   Our cash bonuses are designed to reward executive officers for individual performance and for contributing to the attainment of strategic business objectives and certain financial objectives. The amount each executive officer receives is determined by the compensation committee and depends on the individual's performance and level of responsibility, as well as our financial position. No particular formula is used in determining the amount of the awards. During 2000, a cash bonus of $35,000 was paid to Mr. Weick for his efforts toward achieving our licensing goals.

 Long-Term Equity-Based Compensation

   Long-term equity-based compensation is tied directly to stockholder return. Long-term incentive compensation consists of stock options, which generally vest in one-third increments in each of the three years following the date of the grant, although vesting can be accelerated if deemed appropriate by the compensation committee. The exercise price of stock options granted is generally equal to the fair market value of the common stock on the date of grant. Accordingly, executives receiving stock options are rewarded only if the market price of the common stock appreciates. Stock options are thus designed to align the interests of our executive officers and other employees with those of our stockholders by encouraging executives to enhance our value and, hence, the price of the common stock and stockholder return.

   In determining whether to grant stock options to executive officers, the compensation committee considers a variety of factors, including that executive's current ownership stake in our company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with our company, prior option grants (including the size of previous grants and the number of options held) and the value of the executive's service to our company. The compensation committee also considers these factors when determining whether to grant stock options to other employees. Options were granted to substantially all executive officers during 2000.

 Compensation of the Chief Executive Officer

   The compensation committee designs Mr. Kenneth L. Agee's compensation package using the same components and methodology as apply to other executive officers, taking into account his high level of importance and accountability. In reviewing Mr. Agee's performance in 2000, the compensation committee focused primarily on our attainment of certain strategic goals, including progress in the development of certain of our technologies and progress in certain of our commercial projects. After considering these factors, the compensation committee granted Mr. Agee stock options to purchase 25,000 shares of common stock in 2000. The committee did not award Mr. Agee a cash bonus in 2000. In determining the option award, the compensation committee took into account Mr. Agee's position as our founder and our major shareholder, which provides an effective long-term performance incentive tied directly to stockholder return, as well as the factors described above.

 Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to the chief executive officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. We had no non-deductible compensation expense for fiscal year 2000. We plan to review executive compensation as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.

                               ----------------

   Determination of executive compensation is an evolving discipline. The compensation committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the compensation committee reserves the right to alter its approach in response to changing conditions.

                             Compensation Committee
                               Alvin R. Albe, Jr.
                               P. Anthony Jacobs
                             Robert B. Rosene, Jr.
                                James R. Seward

Compensation Committee Interlocks and Insider Participation

   Our compensation committee consists of Messrs. Albe, Jacobs, Rosene and Seward, all of whom are non-employee directors. Prior to serving on the compensation committee, James R. Seward was the President and Chief Executive Officer of our company. P. Anthony Jacobs, prior to serving on the compensation committee, was the Chairman of the Board of our company. None of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our board of directors.

   Following the merger of Syntroleum Corporation and SLH Corporation, we engaged Seward & Company, L.L.C. as a management consultant. During 2000, we paid Seward & Company, L.L.C. approximately $72,000 for consulting services rendered. We anticipate that we will pay Seward & Company, L.L.C. approximately $72,000 during 2001 for consulting services. James R. Seward, one of our directors, is the sole member of Seward & Company, L.L.C.

Performance Graph

   The following performance graph compares the performance of our common stock during the period beginning on March 3, 1997 (the first day our common stock was publicly available for purchase) and ending December 31, 2000, to the NASDAQ Stock Market index consisting of United States companies (the "NASDAQ COMPOSITE") and an index consisting of 115 publicly traded companies having a segment of business with SIC code 1321 for the same period. SIC code 1321 covers establishments primarily engaged in producing hydrocarbons from oil and gas field gases. The graph assumes a $100 investment in our common stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.

                            VALUE OF $100 INVESTMENT
              ASSUMING REINVESTMENT OF DIVIDENDS AT MARCH 3, 1997,
             AND AT THE END OF EVERY SIX-MONTH PERIOD BEGINNING ON
                  JUNE 30, 1997, AND THROUGH DECEMBER 31, 2000





                              [GRAPH APPEARS HERE]

                         Mar. 3, Jun. 30, Dec. 31, Jun. 30, Dec. 31, Jun. 30, Dec. 31, Jun. 30, Dec. 31,
                          1997     1997     1997     1998     1998     1999     1999     2000     2000
                         ------- -------- -------- -------- -------- -------- -------- -------- --------
SYNTROLEUM..............  $100     $402     $878     $572     $194     $280     $255     $537     $533
SIC CODE 1321...........  $100     $112     $117     $120     $117     $145     $147     $166     $190
NASDAQ COMPOSITE........  $100     $110     $121     $145     $170     $209     $315     $309     $181

Executive Employment Agreements

   We have entered into employment agreements with each of our executive officers. These agreements provide for annual base salaries which may be increased by us from time to time. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may from time to time offer to our employees.

   Each agreement provides for an initial term of 12 months and is automatically renewed for successive terms of 12 months unless sooner terminated. Under each agreement, employment may be terminated as follows:

  . by us upon the employee's death, disability or retirement;

  . by us upon the dissolution and liquidation of our company (unless our business is thereafter continued);

  . by us for just cause;

  . by the mutual agreement of the employee and us; and

  . by either us or the employee upon 60 days' written notice.

   If employment is terminated by us for any reason other than as noted in the first three items above, the employee is entitled to receive his monthly salary for a period ranging from six months to two years, as applicable, following the date of termination. In addition, if there is a change in control of our company and:

  . We terminate the employee's employment for any reason other than the employee's death, disability, retirement or just cause during the one-year period immediately following the change of control;

  . the employee terminates his employment for good reason; or

  . during the 60-day period immediately following the lapse of one year after any change of control, we or the employee terminate the employee's employment for any reason;

then, in lieu of any further payments for periods subsequent to the date of termination, we or our successor will pay the employee an amount equal to one or two times, as applicable, such employee's full base salary in effect on the date of termination payable in equal monthly installments for a period of 12 or 24 months, as applicable.

   Pursuant to each agreement, the employee is prohibited from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee's employment with our company, other than as required in the performance of the employee's duties. The agreement also provides that the employee will not have or claim any right, title or interest in any trademark, service mark or trade name owned or used by us. The employee also agrees to irrevocably assign to us all of the employee's right, title and interest in and to any and all inventions and works of authorship made, generated or conceived by the employee during his or her period of employment with us and which related to our business or which were not developed on the employee's own time. Each employee further agrees that during the period of employment with us and for a period of two years following the termination of employment, the employee will not engage in certain activities related to our business, including a covenant not to compete.

                              CERTAIN TRANSACTIONS

   In February 1994, Mr. Mark A. Agee, our President and Chief Operating Officer, purchased 750,000 shares of our predecessor company's common stock for a purchase price of $0.50 per share, which was paid by delivery of a promissory note in the amount of the aggregate purchase price. In June 1995, Messrs. Mark
A. Agree and Larry J. Weick, our Vice President of Licensing and Business Development, purchased 250,000 and 200,000 shares of our predecessor company's common stock, respectively, for a purchase price of $0.50 per share, in each case paid by delivery of promissory notes in the amount of each of the respective aggregate purchase prices. In September 1997, our predecessor company loaned Messrs. Agee and Weick $594,856 and

$117,174, respectively, the proceeds of which were used to repay their respective previously outstanding notes. The currently outstanding notes bear interest at the rate of 6.1% per year and mature in May 2004. The largest aggregate amount outstanding at any time during 2000 pursuant to each of such notes was $716,665 and $141,168 by Messrs. Agee and Weick, respectively. As of March 31, 2001, each of Messrs. Agee and Weick owed pursuant to such promissory notes approximately $728,380 and $143,273, respectively. To secure their respective notes, Messrs. Agee and Weick have each pledged to us shares of our common stock with a market value equal to no less than two times the indebtedness under their respective notes.

   In February 1999, we loaned Paul F. Schubert, our Vice President of Research and Development, $29,335. In September 1999 we loaned Mr. Schubert $30,000. These notes are unsecured, bear interest at the rate of 5.18% and 5.98%, respectively, and mature on February 25, 2002 and September 14, 2003, respectively. At March 31, 2001, the balance of principal and interest under both of these notes totaled $65,575.

                      PROPOSAL 2-APPROVAL OF THE AMENDMENT
                  TO OUR 1993 STOCK OPTION AND INCENTIVE PLAN

Description of the Proposal

   Our board of directors has unanimously adopted a resolution to submit to a vote of our stockholders a proposal to amend our 1993 Stock Option and Incentive Plan:

  . to increase the number of shares of common stock reserved for issuance under the plan from 2,579,800 to 5,000,000;

  . to allow awards under the plan to be made to (i) individuals who are employees of Syntroleum or a subsidiary of Syntroleum or who have agreed to become employees within six months of the grant date and (ii) individuals who are independent contractors providing services to Syntroleum or a subsidiary of Syntroleum;

  . to extend the term of the plan from April 30, 2003 to January 22, 2011;
    and

  . to make other changes reflected in the amended and restated 1993 Stock
    Option and Incentive Plan attached as Annex B to this proxy statement.

The objectives of the plan are:

  . to foster in the participants a strong incentive to exert maximum effort for our continued success and growth and the enhancement of our stockholders' interest,

  . to aid in retaining individuals who exert such effort, and

  . to assist in attracting the best available individuals in the future.

   In accordance with these objectives, the plan is designed to enable our employees and independent contractors providing services to us to acquire or increase their ownership of our common stock on reasonable terms. Our board of directors believes that the plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to amend the plan.

   As of March 31, 2001, options to purchase an aggregate of 3,318,644 shares of our common stock at a weighted average exercise price of $7.958 are outstanding under the plan. Of those shares, 1,825,512 shares are subject to vested options. A portion of the outstanding options have been granted subject to stockholder approval of the amendment of the plan. All of the options have a term of ten years (except options granted to Kenneth L. Agee, our Chairman and Chief Executive Officer, which have a term of five years) and generally become exercisable in cumulative annual increments of approximately one-third of the total number of shares of our common stock subject thereto, beginning on the first anniversary of the grant. Approximately 93 of our employees and two independent contractors have outstanding options under the plan.

   The Board of Directors Urges the Stockholders to Vote for the Amendment of the 1993 Stock Option and Incentive Plan.

Summary of Our 1993 Stock Option and Incentive Plan

   The following summary of our 1993 Stock Option and Incentive Plan is qualified by reference to the full text of the plan, which, as amended and restated effective January 22, 2001, is attached as Annex B to this proxy statement.

   We have reserved 5,000,000 shares of our common stock for issuance in connection with our 1993 Stock Option and Incentive Plan. Awards may be made under the plan only to:

  . individuals who are our employees or our subsidiaries' employees or who have agreed to become our employees or our subsidiaries' employees within six months of the grant date, or

  . selected independent contractors providing services to us or to one or more of our subsidiaries.

Officers are considered employees under the plan whether or not they are also directors. A director who is not our employee or an employee of one of our subsidiaries is not eligible to receive an award under the plan. Currently, approximately 109 employees and two independent contractors are eligible to participate in the plan. Awards may be made to eligible employees or independent contractors whether or not they have received previous awards under the plan or under any previously adopted plan, and whether or not they are participants in any of our other benefit plans or our subsidiaries' benefit plans.

   Our 1993 Stock Option and Incentive Plan is administered by a committee of at least three directors appointed by our board of directors. The board of directors has appointed the nominating and compensation committee to administer the plan. Among other things, the committee has authority, subject to the provisions of the plan, to determine when and to whom awards shall be granted, the term of each award, the number of shares covered by it, the participation by the grantee in other plans and any other terms or conditions of each award. The committee also has sole responsibility for construing and interpreting the plan, for establishing and amending rules and regulations as it deems necessary or advisable for the proper administration of the plan and for resolving all questions arising under the plan.

   Our board of directors may terminate, suspend or modify the plan at any time and in any manner, provided, however, that to the extent shareholder approval is required by the U.S. Internal Revenue Code or is required by applicable law, our board may not, without authorization of the stockholders, effect any change (other than through adjustment for changes in capitalization) which:

  . increases the aggregate number of shares for which awards may be granted,

  . lowers the minimum option price that we may establish with respect to an option grant, or

  . increases the maximum amount a grantee may be paid upon the exercise of a stock appreciation right.

   Notwithstanding the foregoing, our board of directors may amend the plan without stockholder authorization to comply with the Securities Exchange Act of 1934 or the Securities Act of 1933. No termination, suspension or modification of the plan may adversely affect the right acquired by any grantee under an award granted before the date of such termination, suspension or modification unless such grantee consents.

   Awards under the plan may be in the form of:

  . options or rights to purchase a specified number of shares of our common stock at a specified price,

  . stock appreciation rights or rights to receive a payment in cash or our common stock as determined by the committee, or

  . restricted stock awards or rights to receive, at a time or times fixed by the committee in accordance with the plan, shares of our common stock for no cash consideration.

No individual may be granted, during any calendar year, options or stock appreciation rights exercisable with respect to more than 100,000 shares of our common stock.

   An option may be either an incentive stock option that meets the requirements of Section 422 of the Internal Revenue Code, or a non-qualified stock option that does not meet the requirements of that section. The purchase price of each share subject to an option is fixed by the committee, provided that, the purchase price may not be less than 100% of the fair market value of the shares on the date the option is granted. Restricted stock awards are subject to forfeiture if the grantee's employment or service is terminated for any reason other than death, disability or retirement, and to such other terms and conditions as may be determined by the committee. Upon a change in control, as defined in the plan, all options and stock appreciation rights become immediately exercisable, and all restrictions on restricted stock awards immediately lapse, unless otherwise determined by the Committee.

   In the event of a change in our corporate structure or shares, the plan allows the committee to make appropriate adjustments to protect against dilution or enlargement in the number and kind of shares authorized by the plan and, with respect to outstanding awards, in the number and kind of shares covered thereby and in the option price. In addition, in the event that we agree to sell all or substantially all of our assets, to be wholly or partially liquidated, or to participate in a merger, consolidation or reorganization, the committee may determine that all options and stock appreciation rights are immediately exercisable and that all restrictions on restricted stock awards immediately lapse.

Tax Consequences

   The holder of a stock option recognizes no taxable income as a result of the grant of the stock option. Upon the exercise of a nonqualified stock option, however, the holder recognizes ordinary income in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise or purchase price and, correspondingly, we will be entitled to an income tax deduction for such amount.

   Upon the exercise of an incentive stock option, the holder generally does not recognize taxable income by reason of the exercise (although alternative minimum tax may apply), and we normally are not entitled to any income tax deduction. If the stock option holder disposes of the shares acquired upon the exercise of an incentive stock option after satisfaction of certain minimum holding periods, any gain realized is capital gain. If a stock option holder disposes of the shares acquired upon the exercise of an incentive stock option before expiration of the minimum holding periods, the stock option holder would recognize ordinary income, and we would be entitled to a commensurate income tax deduction (except with respect to post-exercise appreciation).

   The grant of a stock appreciation right produces no United States federal income tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

   A participant under the plan who has been granted an award of restricted shares does not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by us. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case (1) we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by us and (3) there will be no further federal income tax consequences when the restrictions lapse.

   Section 162(m) of the Internal Revenue Code limits a company's ability to deduct annual compensation in excess of one million dollars paid to certain officers, except for certain kinds of compensation including qualified performance-based compensation. We generally expect options and stock appreciation rights granted under the plan to satisfy the requirements for qualified performance-based compensation.

   This tax information is only a summary, does not purport to be complete and does not cover, among other things, foreign, state and local tax treatment of participation in the plan.

Awards Granted

   The following table sets forth the number of stock options or other awards granted under the plan during the year ended December 31, 2000 and for the period from January 1, 2001 to March 31, 2001 to the persons and groups identified below.

                                      Year Ended                  Period from January 1, 2001
                                  December 31, 2000                    to March 31, 2001
                         ------------------------------------ ------------------------------------
   Name and Position     Options Granted (#) Dollar Value (1) Options Granted (#) Dollar Value (1)
   -----------------     ------------------- ---------------- ------------------- ----------------
Kenneth L. Agee.........        25,000             $ 0                    0             $ 0
 Chairman of the Board
  and
 Chief Executive Officer

Mark A. Agee............        25,000               0                    0               0
 Director, President and
 Chief Operating Officer

Randall M. Thompson.....       200,000               0                    0               0
 Vice President and
 Chief Financial Officer

Larry J. Weick..........       100,000               0                    0               0
 Vice President of
  Licensing
 and Business
  Development

Paul F. Schubert........        50,000               0                    0               0
 Vice President of
  Research
 and Development

All current executive
 officers as a group....       590,000               0               25,000               0
All employees who are
 not executive officers
 as a group.............       363,050               0              193,000               0

--------
(1) The dollar values of options are shown as $0 because the closing price of our common stock on the Nasdaq National Market on March 31, 2001 was lower than the weighted-average exercise price of the options.

                   PROPOSAL 3--RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

   Our board of directors has, upon recommendation of the audit committee, appointed Arthur Andersen LLP ("Arthur Andersen") as our independent public accountants for the year ending December 31, 2001. At the time of the merger of Syntroleum Corporation and SLH Corporation, SLH's independent public accountants were KPMG Peat Marwick LLP ("KPMG") and our predecessor company's independent public accountants were Arthur Andersen. On February 8, 1999, the audit committee recommended to the board of directors that we engage Arthur Andersen as our independent public accountants and, on February 8, 1999, the board of directors approved the engagement of Arthur Andersen as our independent public accountants to replace KPMG.

   During the years ended December 31, 1997 and 1998 and the subsequent interim period preceding February 8, 1999, neither we nor anyone on our behalf consulted Arthur Andersen regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. The reports of KPMG on our consolidated financial statements for the years ended December 31, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 1997 and 1998 and the subsequent interim period preceding February 8, 1999, there were no disagreements with KPMG. For the purpose of this proxy statement, the term "disagreements" means any disagreement between our personnel responsible for presentation of our financial statements and personnel of KPMG responsible for rendering KPMG's report on our financial statements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their opinion.

   Representatives of Arthur Andersen will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any stockholders.

   The Board of Directors Urges the Stockholders to Vote for the Ratification of the Appointment of Arthur Andersen as our Independent Public Accountants for the Year Ending December 31, 2001.

                          BOARD AUDIT COMMITTEE REPORT

   Our committee has reviewed and discussed Syntroleum's audited financial statements for the year ended December 31, 2000 with management. In addition, we have discussed with Arthur Andersen LLP, Syntroleum's independent auditing firm, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS 61).

   We have received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and we have reviewed, evaluated and discussed the written disclosures with that firm and its independence from Syntroleum. We also have discussed with management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

   Based on the foregoing review and discussions and relying thereon, we have recommended to the board of directors the inclusion of Syntroleum's audited financial statements for the year ended December 31, 2000 in Syntroleum's Annual Report on Form 10-K for such year filed with the SEC.

                                Audit Committee

                               Alvin R. Albe, Jr.
                               Frank M. Bumstead
                             Robert B. Rosene, Jr.
                                James R. Seward
                               J. Edward Sheridan

                        FEES PAID TO ARTHUR ANDERSEN LLP

   Arthur Andersen LLP has billed us fees as set forth in the table below for
(i) the audit of our 2000 annual financial statements and the reviews of our 2000 quarterly financial statements, (ii) financial information systems design and implementation work rendered in 2000, and (iii) all other services rendered in 2000.

                                                  Financial Information   All
                                           Audit   Systems Design and    Other
                                           Fees    Implementation Fees    Fees
                                          ------- --------------------- --------
Fiscal year 2000......................... $39,000           --          $112,005

   The audit committee has considered whether the provision of services rendered in 2000, other than the audit of our financial statements and the reviews of our quarterly financial statements, was compatible with maintaining the independence of Arthur Andersen LLP and determined that the provision of such services was compatible with maintaining such independence.

                             STOCKHOLDER PROPOSALS

   Rule l4a-8 under the Securities and Exchange Act of 1934 addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2002 annual meeting of stockholders should be received by our corporate secretary no later than December 17, 2001. However, if the date of the 2002 annual meeting of stockholders changes by more than 30 days from the anniversary date of the 2001 annual meeting, the deadline is a reasonable time before we begin to print and mail its proxy materials. Stockholder proposals must also be otherwise eligible for inclusion.

   If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals for an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the proposal to our corporate Secretary. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 70 days nor more than 90 days prior to the first annual anniversary of the prior year's annual meeting of stockholders. Under our bylaws, proposals that stockholders intend to have included in our proxy statement for the 2002 annual meeting of stockholders should be received by our corporate secretary no later than February 16, 2001 or earlier than March 8, 2001. However, in the event the date of the annual meeting of stockholders is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 70th day prior to such annual meeting of stockholders or the tenth day following the day on which we first publicly announce the date of such meeting.

                         TRANSACTION OF OTHER BUSINESS

   As of the date of this proxy statement, the board of directors is not aware of any matters other than those set forth herein that will come before the meeting. Should any other matter requiring the vote of stockholders arise at the meeting, proxies will be voted on that matter in accordance with the judgment of the person or persons voting the proxies.

   Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

   WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000. WRITTEN REQUESTS SHOULD BE MAILED TO ERIC GRIMSHAW, SECRETARY, SYNTROLEUM CORPORATION, 1350 SOUTH BOULDER, SUITE 1100, TULSA, OKLAHOMA 74119-3295.

                                          By Order of the Board of Directors,

                                          ERIC GRIMSHAW
                                          /s/ ERIC GRIMSHAW
                                          Vice President, General Counsel
                                          and Secretary

April 16, 2001

                                                                         ANNEX A

                             Syntroleum Corporation

               FIRST AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.Statement of Policy.

   The Audit Committee ("Committee") of Syntroleum Corporation, a Delaware corporation (the "Company"), shall provide assistance to the Board of Directors of the Company in fulfilling its responsibility to stockholders, potential stockholders, and the investment community with respect to (i) corporate accounting, internal accounting controls, reporting practices of the Company, and the quality and integrity of the financial reports of the Company, and (ii) insuring the independence of the Company's independent auditors, the integrity of management and the adequacy of disclosure to stockholders.

   In so doing, it shall be the policy of the Committee to maintain free and open means of communication between the Board of Directors, the independent auditors, the internal auditors, if any, and the financial management of the Company.

   The Company's independent auditors are ultimately accountable to the Company's Board of Directors and the Committee, as representatives of the Company's stockholders, and the Board of Directors and the Committee, as stockholder representatives, have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Company's independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement.

II.Organization.

  A. Members. The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. The Committee shall be composed of not less than three independent directors selected by majority vote of the Board of Directors. In addition, the Board of Directors shall designate a Chairman. The Company's corporate Secretary shall serve as secretary to the Committee. The Committee members present at a meeting (whether or not they constitute a quorum) may appoint other members of the Board to replace Committee members who are absent or disqualified from participating in a Committee meeting.

  B. Meetings. The Committee shall meet as required to discharge its responsibilities. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least five days in advance. A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall, when desirable, request that members of management, internal auditors, if any, and representatives of the independent auditors be present at meetings of the Committee.

  C. Minutes. The Secretary shall prepare minutes for all meetings of the Committee to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved at a subsequent meeting of the Committee.

  D. Conflicts. In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman and, in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

III.Responsibilities.

   In fulfilling the responsibilities of the Committee, the Committee shall periodically perform the following functions.

   1. Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company, its divisions, subsidiaries and employee benefit plans.

   2. Review the fees charged by the independent auditors for both audit and non-audit services.

   3. Receive and review from outside auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditor.

   4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit strategy to be employed.

   5. Review with the independent auditors, internal auditors, if any, and financial management, the process utilized to manage those risks and exposures which could have a material effect on the Company's financial statements.

   6. Review with the independent auditors, internal auditors, if any, and with the Company's financial and accounting personnel the adequacy and effectiveness of the internal controls of the Company, including the adequacy and effectiveness of controls in the international markets. Particular emphasis should be given to the adequacy of such internal controls to prevent or expose any payments, transactions or procedures which may be deemed illegal or otherwise improper.

   7. Review the internal audit function of the Company, including the proposed programs for the coming year, the coordination of such programs with the independent auditors and the results of the internal auditors' recent activities. Particular attention should be given to maintaining the best possible effective balance between independent and internal auditing resources.

   8. Review a summary of the Company's dealings with directors, firms which employ directors, and relatives of directors.

   9. On a timely basis, review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or new adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

  10. Review with management and the independent auditors the results of the annual audit, including all matters required to be communicated by the auditors under generally accepted accounting standards, as well as the annual financial statements and Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for adequacy of disclosure and content.

  11. Report the results of the annual audit to the Board of Directors. If requested by the Board, the Committee or the independent auditors, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer other questions of the Directors.

  12. Review the independent auditors' management letter and recommendations, and management's response.

  13. Insure that sufficient opportunity exists for the members of the Committee to meet with the independent auditors without members of management present and with members of management without the independent auditors present.

  14. Meet with the General Counsel of the Company and other appropriate legal officers of the Company, to review legal affairs of the Company.

  15. Review Company policy statements and the procedures established by management to monitor compliance with the code of ethics and business integrity, and any events of noncompliance, and report to the Board annually concerning these issues.

  16. Meet with management of the Company's environmental, health and safety organization to review the status of environmental management, safety and regulatory compliance, and report to the Board annually concerning these issues.

  17. Review the Committee's charter and operations.

   In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the Directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

IV.Reporting.

   The Committee shall report to the Board of Directors any significant matters as promptly as possible, but in any event, no later than the next following regularly scheduled meeting of the Board of Directors. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision.

V.Other Authority.

   The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

   The Committee will perform such other functions as are authorized for this Committee by the Board of Directors from time to time.

VI.Management Support.

   To assist the Committee in fulfilling its duties, management will provide the Committee with the following, as needed.

  1. Quarterly and annual financial statements of the Company.

  2. Copies of any management letters and management's response thereto and all other formal communications on accounting matters received from or directed to the independent accountants.

  3. Summary of significant litigation.

  4. Accounting policy changes and the reason for the changes.

  5. Significant contingencies facing the Company not dealt with elsewhere.

  6. An annual review of the independent accountant's performance.

  7. Copies of all financial data released to the public.

  8. Any additional information or data as may be requested to discharge its responsibilities.

                                          Approved by the Syntroleum
                                          Corporation Audit Committee on
                                          on June 14, 2000

                                          Approved by the Syntroleum
                                          Corporation Board of Directors on
                                          on June 14, 2000

                                                                        ANNEX B

                            SYNTROLEUM CORPORATION

                     1993 STOCK OPTION AND INCENTIVE PLAN
                        FIRST AMENDMENT AND RESTATEMENT
                         (Effective January 22, 2001)

1. Purpose

   The Syntroleum Corporation 1993 Stock Option and Incentive Plan is designed to enable employees of the Company, as well as selected independent contractors providing services to the Company, to acquire or increase their ownership of the common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and the enhancement of shareholder's interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

2. Definitions

   When used herein, the following terms shall have the meaning set forth below:

  2.1 "Award" means an Option, an SAR or a Restricted Stock Award.

  2.2 "Board" means the Board of Directors of the Company.

  2.3 "Code" Means the Internal Revenue Code of 1986 as amended from time to time.

  2.4 "Committee" means a committee of Directors appointed by the Board.

  2.5 "Company" means Syntroleum Corporation, a Delaware Corporation.

  2.6 "Director" means a member of the Board.

  2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  2.8 "Fair Market Value" means: (i) if the Company's shares are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the last reported sale price of the Shares on such exchange on the last business day prior to the date on which the value is to be determined, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or (ii) if the Company's Shares are not so listed or admitted to unlisted trading privileges, the mean of the last report bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date for which the value is to be determined; or (iii) if the Company's Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, not less than book value, determined in such reasonable manner as may be prescribed by the Board, which determination shall be final and binding upon the Grantee.

  2.9 "Grantee" means a person to whom an Award is made.

  2.10 "Incentive Stock Option" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code Section 422 and applicable regulations thereunder for such an Option.

  2.11 "Non-Qualified Stock Option" or "NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.025

  2.12 "Option" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee. An Option can be either an ISO or NQSO or a combination thereof.

  2.13 "Plan" means the Company's 1993 Stock Option and Incentive Plan.

  2.14 "Restricted Stock Award" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

  2.15 "Right of First Refusal" means the right of the Company to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party. This right shall apply to all grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or successors. This right shall not apply to any Shares which are subject to a right of first refusal contained in any agreement between and among the Company and its Shareholders.

  2.16 "SAR" means a right to surrender to the Company all or a portion of an Option and to be paid therefor an amount, in cash or Shares, as determined by the Committee, provided that the amount of cash or the fair Market Value of Shares, as the case may be, shall be no greater than the excess, if any, of (i) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (ii) the aggregate option price of those Shares.

  2.17 "Securities Act" means the Securities Act of 1933, as amended.

  2.18 "Shares" means shares of the Company's common stock, par value $0.01 per share, or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

  2.19 "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

  2.20 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee.

  2.21 "Term" means the period during which a particular Option or SAR may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

3. Administration of The Plan

  3.1 The Plan shall be administered by the Committee, comprised from time to time of not fewer than three members.

  3.2 The Committee shall have plenary authority, subject to provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each award, the number of Shares covered by it, the participation by Grantee in other plans, and any other terms or conditions of each such Award. The number of Shares, the Term and other terms and conditions of a particular kind of Award need not be the same, even as to similarly situated Grantees. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.

  3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

  3.4 The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who needs not be a member of the Committee. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

  3.5 Service on the Committee shall constitute service as a Director of the Company, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to its Bylaws and to any agreements between the Company and its Directors providing for indemnification.

4. Eligibility

   Awards may be made under the Plan to (i) individuals who are employees of the Company or a Subsidiary or who have agreed to become employees within six months of the grant date or (ii) individuals who are independent contractors providing services to the Company or a Subsidiary. Officers shall be employees for this purpose, whether or not they are also Directors. A Director who is not an employee of the Company or a Subsidiary shall not be eligible to receive an Award. Awards may be made to eligible employees or independent contractors whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefits plans of the Company or any Subsidiary.

5. Shares Subject to Plan

   The Company hereby reserves 5,000,000 Shares for issuance in connection with Awards under the Plan, subject to adjustment under Section 19. No individual may be granted, during any calendar year, Options or SARs exercisable for more than 100,000 Shares. The shares so issued may be unreserved Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options or upon the lapsing of restrictions imposed in connection with the making of Restricted Stock Awards but which are not issued because of a surrender, lapse, expiration or termination of any such Option or Restricted Stock Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Shares withheld by the Company as payment of the exercise price pursuant to Section 13.4 or pursuant to a tax withholding election permitted under Section 21.2 hereof and Shares owned by a Grantee which are used in the exercise of an Option under Section 13.3 hereof shall be deemed issued under the Plan. In the event of the exercise of an SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR.

6. Granting of Options

  6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above. Only employees are eligible to be granted ISOs.

  6.2 The purchase price of each Share subject to Option shall be fixed by the Committee provided the purchase price shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

  6.3 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

  6.4 Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee.

  6.5 Subject to the terms of the Plan, the Committee may make all or any portion of option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

7. Stock Appreciation Rights

  7.1 The Committee may, in its discretion, grant an SAR to the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted.

  7.2 Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

  7.3 Upon exercise of an SAR, the Option or portion thereof with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Upon exercise of an Option, any SAR or portion thereof granted with respect to such Option shall expire and shall not thereafter be exercisable.

8. Restricted Stock Awards

  8.1 Subject to the terms of the Plan, the Committee may grant eligible employees and independent contractors Restricted Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which shall be subject to forfeiture if the Grantee's employment or service is terminated for any reason other than death, disability or retirement, and to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee.

  8.2 The terms and condition of any such award, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee.

  8.3 At the time of grant of a Restricted Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the lapse of the restrictions, pursuant to the Award. Upon the lapse of the restrictions, a certificate or certificates representing the number of Shares covered by the award, free and clear of all restrictions (except for those of the nature described in section 6.5), shall be issued and registered in the name of, and delivered to, the Grantee.

  8.4 The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which as of the record date for such dividends, shall be paid to the Grantee of the Restricted Stock Award at such time or times during the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the grantee, as the Committee shall determine. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to be issued shares pursuant to the terms of the Restricted Stock Award shall terminate.

9. Non-transferability of Rights

   Unless the Committee specifically provides otherwise, no Award and no right under any Award shall be assignable or transferable otherwise than by will or the laws of descent and distribution and, except to the extent otherwise provided in Section 10, the rights and the benefits of any such award may be exercised and received, respectively, during the lifetime of the Grantee only by him or by his guardian or legal representative.

10. Death, Disability, Retirement and Other Termination of Employment

  10.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs upon the grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine.

  10.2 Subject to the provisions of the Plan, the Committee may make such provisions regarding the lapse of restrictions on Restricted Stock Awards as it shall in its discretion determine.

  10.3 Each grantee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or rights under the Plan is to be paid or transferred in case of his death before he receives any or all of such benefit or exercises such rights. Each designation will revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during his lifetime. In the absence of any such designation, benefits or rights remaining unpaid or unexercised at the Grantee's death shall be paid to or shall be exercisable by his estate, subject to the terms hereof.

11. Provisions Relating to Change in Control

   Notwithstanding any provision in this Plan to the contrary, (i) the restrictions on all Restricted Stock Awards shall lapse immediately and (ii) all outstanding Options, together with any related SARs shall become exercisable immediately if either of the following events occur, unless otherwise determined by the Committee:

     (1) Any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
  Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities.

     (2) At any time (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new Director(s) whose election by the Board or nomination for election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

12. Writing Evidencing Awards

   Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13. Exercise of Rights Under Awards

  13.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.

  13.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash or, if permitted by the Committee, in shares having a Fair Market Value equivalent to the purchase price of such shares to be purchased, or a combination thereof.

  13.3 In lieu of delivery of a Stock certificate or certificates evidencing Shares tendered by the Grantee in payment of the purchase price in exercising an Option, the Grantee may, if authorized and pursuant to rules adopted by the Committee, furnish a notarized statement executed by the Grantee, in such form as prescribed by the Committee, as payment for all or a portion of the purchase price for such Shares. The statement shall recite the number of Shares being purchased by the Grantee pursuant to the Option and the number of Shares owned by the Grantee which otherwise could be freely delivered as payment of the purchase price by the Grantee based on their fair Market Value. The Grantee will then be issued a certificate for new Shares equal to the number of Shares acquired by the Grantee and described in the notarized statement. No Shares shall be issued upon exercise of an Option until full payment has been made therefor.

  13.4 In lieu of payment by the Grantee in cash or in Shares or by delivery of a notarized statement of ownership pursuant to Sections 13.2 and
       13.3 respectively, the Grantee may, pursuant to rules adopted by and with the consent of the Committee, elect to pay all or part of the purchase price for Shares pursuant to an exercise of an Option by requesting the Company to reduce the number of Shares otherwise issuable to the Grantee upon the exercise of the Option by the number of Shares with a Fair Market Value sufficient to pay the exercise price. Any such election shall be made by delivering written notice thereof to the Company, together with such information and documents as the Committee may prescribe, and shall be subject to approval by the Committee.

  13.5The notice of exercise of an SAR shall be in writing.

  13.6 Upon exercise of an Option or SAR, or after grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

  13.7 All notices or requests to the Company provided for herein shall be delivered to the secretary of the Company.

14. Effective Date of the Plan and Duration

  14.1 The Plan became effective on May 10, 1993, and as amended and restated shall become effective on January 22, 2001, subject to the approval of the holders of a majority of outstanding shares present or represented and entitled to vote at a duly called meeting of shareholders within twelve months of such date.

  14.2 The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the Plan after January 22, 2011. The terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15. Date of Award

   The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

16. Shareholder Status

   No person shall have any rights as a shareholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.

17. Postponement Or Non-exercise

   The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or SAR or upon the vesting of a Restricted Stock Award granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares; and (iii) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or an SAR or to sell or issue shares in violation of the laws of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or SAR or in issuing any Shares under a Restricted Stock Award or otherwise hereunder shall not extend the Term of an Option or SAR nor shorten the Term of any restriction attached to any Restricted Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18. Termination, Suspension Or Modification of Plan

   The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that to the extent shareholder approval is required by the Code (with respect to ISOs) or is required by applicable law, the Board shall not, without authorization of the shareholders, effect any change (other than through adjustment for changes in capitalization or as otherwise herein provided) which:

    (i) increases the aggregate number of Shares for which Awards may be granted;

    (ii) lowers the minimum Option price that the Company may establish with respect to an Option grant; or

    (iii) increases the maximum amount a Grantee may be paid upon the exercise of an SAR.

   Notwithstanding the foregoing, (i) the Board may amend the Plan, without shareholder authorization, to comply with the Exchange Act or regulations issued thereunder, to effect registration of the Plan or securities issuable thereunder under the Securities Act or the laws of any state or to obtain any required regulatory approval and (ii) if amendments to the Code or to the Securities Act or Exchange Act, or regulations issued thereunder, are adopted after the date of adoption of the Plan, which amendments permit termination, suspension or modification of the Plan, including but not limited to the changes referred to above, without shareholder approval, no authorization by the Company's shareholders of any Board action hereunder shall be required.

   No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

19.Adjustments for Corporate Changes

  19.2 In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee shall (i) make such equitable adjustments, when appropriate, designed to protect against dilution or enlargement, in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of Shares covered thereby and in the Option price, and
       (ii) make such arrangements, which
      shall be binding upon the holders of unexpired Option and SARs and outstanding Restricted Stock Awards, for the substitution of new Options, SARs or Restricted Stock Awards, for any unexpired Options, SARs or Restricted Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and SARs and outstanding Restricted Stock Awards.

  19.3 In the event that the Company agrees (i) to sell or otherwise dispose of all or substantially all of the Company's assets, or (ii) to be wholly or partially liquidated, or (iii) to participate in a merger, consolidation or reorganization, or (iv) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (i) through (iii), and any and all Options granted to employees or independent contractors of the affected Subsidiary, in situations described in clause (iv), together with any related SARs, shall be immediately exercisable in full, and any and all Shares issuable pursuant to Restricted Stock Awards made under the Plan, in situations involving an event described in clauses (i) through (iii), and any and all Shares issuable pursuant to Restricted Stock Awards granted to employees or independent contractors of the affected Subsidiary, in situations described in clause (iv), shall be immediately issuable in full, free and clear of all restrictions except as described in Section 6.5 hereof. The Committee may also determine that any Options (and related SARs) not exercised, and any Restricted Stock Awards with respect to which restrictions shall not have lapsed, prior to any such event, or within such period of time thereafter (not to exceed 30 days) as the Committee shall determine, shall terminate.

  19.4 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or the business, assets or stock of a Subsidiary.

20. Non-uniform Determination

   The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards (i.e., ISOs, NQSOs, SARs, Restricted Stock Awards), the terms and provisions of Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares or affidavits of ownership in lieu of cash payments, need not be uniform and may be made selectively among otherwise eligible employees or independent contractors whether or not such employees or independent contractors are similarly situated.

21.Taxes

  21.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

  21.2 Subject to the consent of the Committee, in connection with (i) the exercise of an Option, (ii) lapse of restrictions on a Restricted Stock Award, or (iii) the issuance of any other Stock award under the Plan, a Grantee may make an irrevocable election to (a) have Shares otherwise issuable under (i) withheld, or (b) tender back to the Company Shares received pursuant to (i), (ii) or (iii), or (c) deliver back to the Company pursuant to (i), (ii) or (iii) previously-acquired Shares, having a Fair Market Value sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be made in the manner prescribed by the Committee. The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Awards.

22. Tenure

   Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment or service of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment or service of such participant. An employee or independent contractor terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options or SARs already exercised and Restricted Stock Awards on which restrictions have already lapsed.

23. Application of Proceeds

   The proceeds received by the Company from the sale of its shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

24. Other Actions

   Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

25. Gender and Number

   Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

26. Requirements of Law, Governing Law

   The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws so the State of Delaware.

27. Effect On Other Plans

   Participation in this Plan shall not affect an employee's or independent contractor's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.

                               ----------------

         Approved by the Board of Directors effective January 22, 2001.

                            SYNTROLEUM CORPORATION

          This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Kenneth L. Agee, Mark A. Agee and Eric Grimshaw, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of Syntroleum Corporation (the "Company") to be held at the International Center at International Plaza, 1350 South Boulder, Tulsa, Oklahoma 74119 on May 17, 2001 at 10:00 a.m. local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies.
This Proxy when properly executed will be voted as directed on the reverse hereof by the undersigned. If no direction is made, shares will be voted "FOR" proposals 2 and 3 and "FOR" the election of directors named in the Proxy.

                (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)

/X/  Please mark your
     votes as in this
     example

The Board of Directors recommends that you vote "FOR" each of the nominees and "FOR" each of the proposals. The proposals listed below are being proposed by the Company.

1.  Election of Directors.
    Nominees:  Kenneth L. Agee, P. Anthony Jacobs and James R. Seward.

    FOR  / /    WITHHELD  / /

    FOR, except vote withheld from the following nominee:

    _____________________________________________________________

2.  Approval of Amendment of 1993 Stock Option and Incentive Plan.

    FOR  / /     AGAINST  / /       ABSTAIN  / /


3.  Ratification of Appointment of Accountants.

    FOR  / /     AGAINST  / /       ABSTAIN  / /


4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please mark, sign, date and return the proxy form promptly using the enclosed envelope.


                          STOCKHOLDER NAME & ADDRESS



____________________________   ____________________________  Date:_______ , 2001
Signature (title, if any)      Signature, if held jointly

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).